SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                                  of 1934
                           (Amendment No.         )

  Filed by Registrant [X]
  Filed by a Party other than the Registrant [ ]
  Check the appropriate box:
  [ ]  Preliminary Proxy Statement
  [ ]  Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e) (2))
  [X]  Definitive Proxy Statement
  [ ]  Definitive Additional Materials
  [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              MYR GROUP, INC.
               (Name of Registrant as Specified In Its Charter)

  ___________________________________________________________________________
   (Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

  Payment of Filing Fee (Check the appropriate box):
  [X]  No fee required.
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:
  ______________________________________________________________
       (2) Aggregate numer of securities to which transactions applies:
  ______________________________________________________________
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
  ______________________________________________________________
       (4) Proposed maximum aggregate value of transaction:
  ______________________________________________________________
       (5) Total Fee Paid
  ______________________________________________________________
  [ ]  Fee paid previously with preliminary materials.
  [ ]  Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       (1) Amount Previously Paid:
  ______________________________________________________________
       (2) Form, Schedule or Registration Statement No:
  ______________________________________________________________
       (3) Filing Party:

       (4) Date Filed:  April 9, 1999
  ______________________________________________________________

                               MYR Group Inc.
                          Three Continental Towers
                             1701 West Golf Road
                                 Suite 1012
                    Rolling Meadows, Illinois 60008-4007


                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD MONDAY, MAY 10, 1999



  The 1999 annual meeting of the stockholders of MYR Group Inc., a Delaware corporation (the "Company"), will be held in Banquet Room B, Rupert's, Continental Towers, 1701 West Golf Road, Rolling Meadows, Illinois, 60008 on Monday, May 10, 1999, commencing at 10:00 a.m., Chicago time, for the following purposes:

  1.          To elect two Class I directors.

  2. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to increase the number of shares of authorized common stock from 10,000,000 shares to 25,000,000 shares and to reduce the stated par value of a share of common stock from $1.00 to $0.01 per share.

  3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

  The close of business on March 24, 1999 has been fixed as the record date for the meeting. Only stockholders of record at that date are entitled to notice of and to vote at the meeting. A list of such stockholders will, for ten days prior to the meeting, be open for examination by any stockholder, for any purpose germane to the meeting, at the office of the Secretary of the Company, Three Continental Towers, 1701 West Golf Road, Suite 1012, Rolling Meadows, Illinois 60008 during regular business hours. You are cordially invited to attend the meeting.

  BY ORDER OF THE BOARD OF DIRECTORS


  Byron D. Nelson
  Secretary

  Rolling Meadows, Illinois
  April 9, 1999


  THE FORM OF PROXY IS ENCLOSED. TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN
  THE UNITED STATES. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

PRELIMINARY

                                 MYR Group Inc.
                          Three Continental Towers
                             1701 West Golf Road
                                 Suite 1012
                    Rolling Meadows, Illinois 60008-4007


                               PROXY STATEMENT

                       Annual Meeting of Stockholders
                         To Be Held on May 10, 1999

  This proxy statement is furnished to the stockholders of MYR Group Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the annual meeting of stockholders (the "Annual Meeting") to be held in Banquet Room B, Rupert's, Continental Towers, 1701 West Golf Road, Rolling Meadows, Illinois 60008, on Monday, May 10, 1999, commencing at 10:00 a.m., Chicago time, and at any adjournment or adjournments thereof.

  This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about April 9, 1999. Proxies will be solicited principally by mail. Arrangements have been made with brokerage houses, custodians, nominees and fiduciaries to forward the proxy materials to the beneficial owners of common stock of the Company held of record by those firms. The Company will reimburse banks, brokers or other nominees for the expenses incurred in forwarding proxy material to beneficial owners. In addition, certain directors and officers and other employees may solicit proxies, without additional remuneration therefore, by personal contact, mail, telephone, telegraph, or electronic communication. The Company will bear the cost of this solicitation.

              RECORD DATE, SHARES OUTSTANDING AND VOTING RIGHTS

  The voting securities of the Company consist solely of its shares of common stock, $1.00 par value ("Common Stock"), of which 5,622,651 were issued and outstanding and entitled to vote at the close of business on March 24, 1999, the record date for the Annual Meeting. Each holder of record of shares of Common Stock at the record date is entitled to one vote for each share held on every matter submitted to the Annual Meeting. The election of two Class I directors will be determined by a plurality of the shares represented and entitled to vote at the Annual Meeting. The approval of the amendment to the Company's Amended and Restated Certificate of Incorporation will determined by a majority of the shares issued and outstanding and entitled to vote at the Annual Meeting. Broker votes, absent directions to the contrary from beneficial holders, will be voted for the election of the nominees of the Board of Directors and for the approval of the amendment to the Company's Amended and
  Restated Certificate of Incorporation. Any other business properly brought before the Annual Meeting will be determined by a majority of the shares represented and entitled to vote at the Annual Meeting. An automated system administered by the Company's transfer agent will be used to tabulate the votes. Broker non-votes will be counted for purposes of determining whether a quorum is present for the meeting.

  Shares of Common Stock cannot be voted at the Annual Meeting unless the holder of record is represented by proxy or present at the meeting in person. The enclosed proxy is a means by which a stockholder may authorize the voting of his shares at the Annual Meeting. When the stockholder has properly executed and delivered the proxy, the shares represented thereby will be voted in accordance with the instructions thereon. The enclosed proxy may be revoked by the stockholder giving it at any time before it is exercised, either in person at the meeting, by written notice to the Secretary of the Company or by delivery of any later-dated proxy.


                            ELECTION OF DIRECTORS

  The Company's Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, such classes to be as nearly equal in number as possible. On January 3, 1995, in accordance with provisions of the Agreement and Plan of Merger dated October 5, 1994, (as amended) (the "Merger Agreement") by and among the Company, HMM Corporation (a wholly owned subsidiary of the Company) and Harlan Electric Company ("Harlan"), the Board of Directors amended the bylaws of the Company to provide that the number of directors which shall constitute the whole Board of Directors be increased from four to five and elected Mr. John M. Harlan as a Class I director to become the fifth director of the Company. Mr. Harlan was re-elected by stockholders at the 1996 annual meeting of stockholders. The Board of Directors currently consists of two Class I directors (whose terms expire at the Annual Meeting), two Class II directors (whose terms shall expire at the 2000 annual meeting of stockholders) and one Class III director (whose term expires at the 2001 annual meeting of stockholders).

  The Board of Directors has nominated Messrs. William G. Brown and John M. Harlan for election as Class I directors at the Annual Meeting. Messrs. Brown and Harlan are the incumbent Class I directors. It is intended that shares represented by properly executed proxies will be voted at the Annual Meeting, in the absence of contrary instructions, for the election of Mr. Brown and Mr. Harlan as the Class I directors. Should either Mr. Brown or Mr. Harlan be unavailable for election for any reason, such proxies will be voted for a substitute or substitutes nominated by the Board of Directors.

  The following information is set forth below with respect to each nominee and the incumbent directors: (i) his name, (ii) his age, (iii) all of his positions and offices with the Company, (iv) his business experience during the past five years, (v) his directorships in other publicly held companies, and (vi) the period during which he has served as a director of the Company.

  Class I Nominees - Term expires 2002

  WILLIAM G. BROWN (56) Director since 1990. Partner in the law firm of Bell, Boyd & Lloyd, Chicago, Illinois (since 1976). Mr. Brown is also a director of Dovenmeuhle Mortgage, Inc., CFC International, Inc., and Managed Care Solutions, Inc.

  JOHN M. HARLAN (65) Director since 1995. Former Chairman and President of Harlan Electric Company, an electrical construction firm (1963 - 1994).

  Class II Directors - Term Expires 2000

  ALLAN E. BULLEY, JR. (66) Director since 1992. Chairman (since 1991) and Chief Executive Officer (since 1970) of Bulley and Andrews, a general construction firm, Chicago, Illinois.

  BIDE L. THOMAS (63) Director since 1993. Former President and Chief Operating Officer of Commonwealth Edison Company, an investor owned electric utility, Chicago, Illinois. Mr. Thomas is also a director of Northern Trust Corporation, The Northern Trust Company and R. R. Donnelley & Sons Company.

  Class III Director - Term expires 2001

  CHARLES M. BRENNAN III (57) Director since 1986. Chairman (since 1988) and Chief Executive Officer (since 1989) of the Company. Mr. Brennan is also a director of ROHN Industries, Inc. and Control Devices, Inc.

  THE BOARD OF DIRECTORS UNANIMOUSLY4RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF WILLIAM G. BROWN AND JOHN M. HARLAN AS CLASS I DIRECTORS OF THE COMPANY.


  Governance of The Company By Its Board Of Directors

  The bylaws of the Company require the Board of Directors to have an Audit Committee and permit the Board of Directors to designate, by resolution, other committees of the Board to have and exercise certain of the powers of the Board of Directors in the management of the business and affairs of the Company. The primary functions of the Audit Committee are to review the Company's interim and annual financial statements and the reports of its management and auditors thereon, and to report its findings and recommendations to the Board of Directors. The current members of the Audit Committee are Mr. Brown (Chairman), Mr. Bulley, Mr. Harlan, and Mr. Thomas. The Board of Directors has also established a Compensation Committee. The current members of the Compensation Committee are Mr. Thomas (Chairman), Mr. Brown and Mr. Bulley. The primary purposes of the Compensation Committee are to review the Company's overall compensation programs, to set the compensation of the Chief Executive Officer and other executive officers and to administer the Company's management incentive plans. The Board of Directors has also established a committee of Mr. Thomas and Mr. Bulley, two non-employee directors, to administer the Company's stock option and restricted stock plans. During 1998 the Board of Directors held four meetings, the Audit Committee held two meetings and the Compensation Committee held three meetings. During 1998, no director attended less than 75% of all meetings of the Board of Directors and all meetings of committees of which he was a member.

  Compensation of Directors

  Each director of the Company who is not an employee of the Company or any of its subsidiaries is paid a fee of $12,000 annually ("Annual Retainer") plus $1,000 for each meeting of the Board of Directors or committee of the Board which he attends, with a maximum of one meeting fee payable for any calendar day.

  Under the terms of the 1993 Non-Employee Directors' Stock Option Plan ("1993 Plan") each non-employee director, upon his or her first election to the Board of Directors, receives an option to purchase 10,000 shares of Common Stock (as adjusted as hereinafter described). The plan further provides that each director shall receive an option to purchase an additional 1,000 shares of Common Stock (as adjusted as hereinafter described) on the date each annual meeting of stockholders is held after the year in which the non-employee director was first elected to Board of Directors. The terms of the initial option grant and of each of the subsequent annual grants are: (i) the option price shall be the average of the high and low prices of a share of common stock on the New York
  Stock Exchange on the date of grant; (ii) the option shall vest with respect to 25% of the shares six months after the date of grant, with respect to an additional 25% of the shares one year after the date of grant, with respect to an additional 25% of the shares two years after the date of the grant, and with respect to the final 25% of the shares three years after the date of the grant; (iii) the option shall expire ten years after the date of the grant. On December 15, 1995, the Company paid a stock dividend of one share of Common Stock for each three shares of Common Stock held by stockholders as of the record date of December 1, 1995 (the "1995 Stock Dividend"). On December 15, 1997, the Company paid a stock dividend of two shares of Common Stock for every three shares of Common Stock held by the stockholders as of the record date of December 1, 1997 (the "1997 Stock Dividend"). Under the terms of the Company's stock option plans the number of shares subject to the plans and to options granted under the plans are proportionately adjusted in the event of a stock dividend or other events described in the plans. As a result of the 1995 and 1997 Stock Dividends the number of shares covered by the initial stock option grants to Messrs. Brown, Bulley, Harlan and Thomas were adjusted to 22,224 shares. The number of shares covered by grants of option on the dates of annual meetings of stockholders are adjusted to 2,224 shares.

  Under the terms of the Company's 1996 Non-employee Director Stock Ownership Plan ("1996 Plan") a non-employee Director may elect to receive his or her Annual Retainer in shares of restricted Common Stock. The restrictions lapse  on  the  fifth  anniversary  date  of  award  or  the
  Director's earlier death, disability or retirement Messrs. Brown and Bulley each elected to receive his Annual Retainer in shares of restricted Common Stock under the 1996 Plan. The number of restricted shares awarded to Mr. Brown and Mr. Bulley under the 1996 Plan (adjusted for the 1997 Stock Dividend) on the dates of the 1996, 1997 and 1998 annual meetings of stockholders were 1,891 shares, 1,588 shares and 947 shares respectively.


  Compensation Committee Interlocks and Insider Participation

  For the year ended December 31, 1998, the Company paid legal fees to Bell, Boyd & Lloyd in the amount of $48,972. Mr. Brown, a Director and member of the Compensation Committee, is a partner in Bell, Boyd & Lloyd. The Company anticipates that Bell, Boyd & Lloyd will continue to provide legal services to the Company in 1999.

  Certain Relationships and Related Transactions

  On  January  3,  1995,  the  Company  acquired  all  of  the  issued  and outstanding shares of capital stock of Harlan in accordance with the terms of the Merger Agreement for a consideration consisting of cash and certain Escrow and Non-Escrow Notes. The Escrow and Non-Escrow Notes provide that they may be converted into shares of Common Stock at a conversion price of $12.6212. As a result of the 1995 and 1997 Stock Dividends and in accordance with the terms of the Escrow and Non-Escrow Notes the conversion price was decreased to $5.67954. John M. Harlan and his five brothers and sisters (the "Noteholders") received all of the Escrow and Non-Escrow notes. Both the Escrow and Non-Escrow Notes bear interest at the rate of 7% and are for a term of seven years with interest being paid semi-annually and the principal being repaid in three equal payments on January 3, 2000, 2001 and 2002 respectively. The
  Escrow and the Non-Escrow notes may be redeemed by the Company at any time after January 3, 2000 or at any early time with the consent of the Noteholder. As a result of a settlement between the Company and the Noteholders related to certain claims against the Escrow Notes by the Company under the Merger Agreement, each of the Noteholders has granted an option to the Company to purchase any and all shares into which he or she elects to convert his or her Escrow Note and one of his or her two Non-Escrow Notes at an exercise price of $5.67954 per share. In the case of Mr. Harlan, he has granted an option to the Company to purchase any and all shares into which he elects to convert his Escrow Note in the amount of $279,096 and one of his two Non-Escrow Notes in the amount of $210,776. The other Non-Escrow Note held by Mr. Harlan is in the amount of $326,322.

                     AMENDMENT TO THE COMPANY'S RESTATED
                        CERTIFICATE OF INCORPORATION

  The Board of Directors of the Company believes it is advisable to amend the Company's Restated Certificate of Incorporation (the "Certificate") to increase the authorized shares of Common Stock from 10,000,000 to 25,000,000 shares thereby increasing the total authorized shares from 11,000,000 to 26,000,000. The Board of Directors of the Company believes it is advisable to amend the Company's Restated Certificate of Incorporation (the "Certificate") to reduce the par value of the Common Stock from $1.00 per share to $0.01 per share. Accordingly, at its meeting held February 17, 1999, the Board adopted a resolution proposing that an amendment (the "Amendment") to the first paragraph of Article Fourth of the Certificate be presented to the stockholders at the Annual Meeting for approval.

  If approved by the stockholders, the first paragraph of Article Fourth would read in its entirety as follows:

  "FOURTH: The number of shares of all classes of stock which the corporation shall have authority to issue is twenty-six million (26,000,000), of which twenty-five million (25,000,000) shares of par value of $0.01 each are to be of a class designated as Common Stock and one million (1,000,000) shares of par value of $1.00 each are to be of a class designated Preferred Stock. The Preferred Stock shall be issuable in series."

  Of the 10,000,000 shares of Common Stock presently authorized, as of March 24, 1999, 5,749,900 shares of Common Stock were outstanding (including 127,249 held in treasury), 1,222,910 shares were reserved for issuance pursuant to outstanding stock options under the Company's stock option and restricted stock plans, 344,696 were reserved for issuance for future grants under the Company's stock option and restricted stock plans, and 309,810 shares were reserved for issuance upon conversion of outstanding subordinated convertible notes. The additional shares of Common Stock proposed by the Amendment would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding.

  The proposed increase in the number of authorized shares of Common Stock would give the Board the necessary flexibility to issue Common Stock in the future in connection with the raising of capital, the acquisition of new businesses, employee stock benefit plans, future stock splits or dividends, and other corporate purposes as deemed necessary or appropriate by the Board of Directors.

  Approval of the Amendment will eliminate the delay and expense involved in calling a special meeting of stockholders to authorize the additional shares. If the Amendment is approved, no further action or authorization by the Company's stockholders would be necessary prior to issuance of the additional shares, except as may be required for a particular transaction by the Company's Restated Certificate of Incorporation, by applicable law or regulatory agencies or by the rules of any stock exchange on which the Company's Common Stock may then be listed.

  The New York Stock Exchange, on which the Company's Common Stock is listed, currently requires stockholder approval as a prerequisite to listing shares in several instances, including acquisition transactions, where the present or potential issuance of shares could result in an increase of at least 20% in the number of shares of Common Stock outstanding. The Company currently has no plans or arrangements for the issuance of shares of Common Stock other than the issuance of shares of Common Stock pursuant to the Company's Stock Option and Restricted Stock Option Plans and issuance of shares upon exercise of conversion rights under certain subordinated Escrow and Non-Escrow Notes. (See Certain Relationships and Related Transactions.) Stockholders of the Company do not have and will not have any pre-emptive rights with respect to issuance of shares of Common Stock of the Company.

  Approval of the Amendment would also mean that each outstanding share of Common Stock, which currently has a par value of $1.00 per share, would thereafter have a par value of $0.01 per share. Under the corporate law of Delaware, the Company's jurisdiction of incorporation, the assignment of par value to capital stock is within the discretion of the Company, and the law permits the issuance of8capital stock without any par value. Under Delaware law, the Company must allocate to capital the par value of the capital stock it issues, including additional shares issued in the form of a dividend.

  The Amendment would permit the Company to reduce the amount required to be allocated to capital when it issues Common Stock and to transfer from capital to surplus the difference between the $1.00 and the $0.01 par values with respect to each outstanding share. Under Delaware law, a Company is permitted to pay dividends and to repurchase shares of capital stock out of surplus but not out of capital. The reduction in par value would not otherwise change any of the rights of holders of Common Stock.

  The affirmative vote of the majority of the outstanding shares of Common Stock, entitled to be cast at the meeting is required to approve the Amendment.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY.

                      EXECUTIVE OFFICERS OF THE COMPANY

                                     Position(s) Held       Officer of the
            Name            Age      with the Company        Company Since
            ----            ---      ----------------        -------------
  Charles M. Brennan III    57  Chairman and Chief               1988
                                Executive Officer

  William S. Skibitsky (1)  49  President and Chief              1994
                                Operating Officer

  William A. Koertner (2)   49  Senior Vice President,           1998
                                Chief Financial Officer
                                and Treasurer

  Byron D. Nelson           52  Senior Vice President,           1984
                                General Counsel and Secretary
  _______________


  (1) Mr. Skibitsky was elected President and Chief Operating Officer of the Company on July 23, 1996 and had been previously elected Executive Vice President of the Company and President of The L. E. Myers Co. (a wholly owned subsidiary of the Company) on May 12, 1994.

  (2) Mr. Koertner was elected Senior Vice President, Chief Financial Officer and Treasurer on November 9, 1998.

                           EXECUTIVE COMPENSATION

  Summary of Cash and Certain Other Compensation

  The following table, including footnotes, shows for the years 1998, 1997, and 1996, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the named Executive Officers in all capacities in which they served.

                             SUMMARY COMPENSATION TABLE

                                                                          Long Term Compensation

                                         Annual Compensation                 Awards            Payouts    All Other
                                    ------------------------------   -----------------------   -------
                                                      Other Annual     Restricted    Option/     LTIP     Compen-
     Name and Principal              Salary   Bonus   Compensation       Stock         SAR      Payouts    sation
          Position            Year  ($) (1)    ($)    ($) (2) (3)    Award(s)($)(4)    (#)        ($)     ($) (5) (6)
          --------            ----  -------   ------- ------------   --------------    ---        ---     -----------
Charles M. Brennan.           1998  404,039   307,990       88,800      306,250      50,000                    0
Chairman and                  1997  357,548   293,000      120,783      191,250                                0
Chief Executive Officer       1996  307,500   217,000      142,843      161,250                                0

William S. Skibitsky          1998  269,288   197,400       20,800      245,000      30,000               26,889
President and Chief           1997  232,885   187,000       21,693      143,438           0               34,153
Operating Officer             1996  207,200   155,000       25,834       85,312           0                    0

Byron D. Nelson               1998  187,346   115,800       20,800       91,875      15,000               20,236
   Senior Vice President      1997  168,750   115,000       25,833       76,500                            4,973
   General Counsel and        1996  159,000    77,500       24,945       56,875                            9,680
   Secretary

William A. Koertner (7)       1998   28,664    10,000            0      116,900      50,000                    0
   Senior Vice President
   Chief Financial Officer
   and Treasurer

Elliott C. Robbins (8)        1998  139,274         0        1,333       91,875           0                    0
   Senior Vice President      1997  168,750   115,000       25,833       76,500           0                4,937
   Treasurer and Chief        1996  159,000    67,500       24,956       56,875           0                9,686
   Financial Officer


  Notes to Summary Compensation Table

  (1) Includes amounts deferred at the election of the named executive officers under the 401(k) feature of the Company's Profit Sharing and Thrift Plan. Includes automobile allowances of $600 per month for Mr. Skibitsky (through May 1998), and $500 per month for Messrs. Nelson; Robbins (through August 1998), Koertner (November and December) respectively. Mr. Brennan and Mr. Skibitsky (since June 1998) are each provided with an automobile by the Company.

  (2) Includes: (i) the vested portion of Company contributions to the Profit Sharing and Thrift Plan and (ii) dividend equivalent payments under the Company's Stock Option and Restricted Stock Plans on stock options held by the named executive officers for all reported years. Effective with the third quarter 1997 dividend, the named executive officers are no longer entitled to these dividend equivalent payments.

  (3) In 1991, in lieu of any other retirement benefit not available generally to all employees, Mr. Brennan was granted an option to purchase 50,000 shares of Common Stock and borrowed the exercise price from the Company to exercise the option. Included in the amount set forth is a payment of $68,000 to Mr. Brennan which is equal to the amount of principal payment payable to the Company by Mr. Brennan on December 31, 1996, 1997 and 1998 under the terms of the promissory note evidencing the loan. Upon receipt, Mr. Brennan immediately paid these amounts to the Company as payment of the principal due on the note. The amount does not include an additional payment of $21,432 for 1998, $26,790 for 1997, and $32,148 for 1996, which is equal to the amount of interest accrued on the promissory note at the applicable Federal rate under Section 1274(d) of the Internal Revenue Code of 1986, as amended. On December 31, 1998, December 31, 1997 and December 31, 1996 respectively, Mr. Brennan received payments equal to these amounts which he immediately paid to the Company as payment of the interest amount due on the note. There is no net income or expense effect from these interest payments since the interest income earned by the Company offsets the payment expense. (See Employment Agreement - C. M. Brennan III)

  (4) Amount is determined by multiplying the number of shares times the closing price of a share of Common Stock on the NYSE on the date of grant. Unless otherwise amended by the Committee of the Board of Directors which administers the Company's Stock Option and Restricted Stock Plans, the restrictions lapse on the 7th anniversary date of the date of grant or upon the named executive officer's earlier death, disability or retirement. Dividends are paid on restricted shares. As of December 31, 1998 the total number of and value of restricted shares held by the Company for Messrs. Brennan, Skibitsky, Nelson and Koertner were 66,666 shares/$766,659; 45,000 shares/$517,500; 22,500 shares/
  $258,750; and 10,000 shares/$115,000 respectively.

  (5) Includes amounts accrued by the Company as unfunded liabilities for Messrs. Nelson and Robbins pursuant to Supplemental Retirement and Death Benefit Agreements (SRDB Agreements) entered into in 1984 between the Company and each of them. Under the SRDB Agreements the named executive officers are entitled, upon retirement or permanent disability, to an aggregate amount equal to two times their highest base salary (Benefit Amount) payable in 120 equal monthly installments over a period of 10 years (or, in the event of death, to their beneficiary over 15 years). The Benefit Amount is reduced by 15%, 25%, 33.3%, 40% and 45% in the event the named executive officer retires at age 64, 63, 62, 61, or 60, respectively. No benefit shall be paid in the event of the named executive officer's retirement prior to age 60.

  (6) The amount included for Mr. Skibitsky represents reimbursement for certain costs associated with the sale of his previous residence in Connecticut, which the Company had agreed to pay at the time Mr. Skibitsky was employed by the Company.

  (7) Mr. Koertner joined the Company and was elected Senior Vice President, Chief Financial Officer and Treasurer on November 9, 1998.

  (8)         Mr. Robbins  resigned from the  Company effective August  14,
  1998.

  Stock Options

  The following tables contain information concerning the stock options granted to, exercised by and held by the named executive officers in 1998. The Company's stock option and restricted stock plans do not provide for the grant of SARs. The Potential Realizable Values set forth result from calculations assuming 5% and 10% growth rates in accordance with rules and regulations promulgated by the Securities Exchange Commission. The Value of Unexercised In-the-Money Options is calculated using the difference between fair market value of the Common Stock at December 31, 1998 ($11.50 per share) and the exercise price of the options.



                 OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                 Potential
                            % of Total                           Realizable
                            Options/                          Value at Assumed
                              SARs      Exercise              Annual Rates of
                           Granted to      or                      Stock
                Options/    Employees     Base               Price Appreciation
                 SARs          in        Price   Expiration         for
Name            Granted (#) Fiscal Year  ($/Sh)    Date         Option Term
----            ----------- -----------  ------    ----      -----------------
                                                             5% ($)    10% ($)
                                                             ------    -------
C.M. Brennan       50,000      24.5%     $13.00  05/06/08    286,614  841,402

W.S. Skibitsky     30,000      14.7%     $13.00  05/06/08    171,969  504,841

B.D. Nelson        15,000       7.3%     $13.00  05/06/08     85,984  252,421

W.A. Koertner (1)  50,000      24.5%     $11.69  11/09/08    352,114  906,902

E.C. Robbins (2)        0       0        n/a      n/a            0        0



                AGGREGATED OPTION/SAR EXERCISED IN LAST FISCAL YEAR
                            AND FY-END OPTION/SAR VALUE
                                                                    Value of
                                                   Number of       Unexercised
                                                  Unexercised     In-the Money
                                                  Options/SARs    Options/SARs
                                                 at FY-End (#)    at FY-End ($)
                                                 --------------  --------------
                        No. Shares    Dollar
                        Acquired      Value        Exercisable/    Exercisable/
Name                   on Exercise  Realized      Unexercisable   Unexercisable
----                   -----------  --------      -------------   -------------
Charles M. Brennan III      0          $0     E        430,558       3,500,296
                                              U        172,222         562,221

William S. Skibitsky        0          $0     E         72,225         438,960
                                              U         35,556          27,613

Byron D. Nelson             0          $0     E         77,782         593,087
                                              U         15,000               0

William A. Koertner (1)     0          $0     E              0               0
                                              U         50,000               0

Elliott C. Robbins (2)   66,392     $597,945  E              0               0
                                              U              0               0

   (1)   Mr.  Koertner was  elected  Sr. Vice  President,  Chief  Financial
         Officer and Treasurer November 9, 1998.

   (2)  Mr. Robbins resigned from the Company effective August 14, 1998.



  Employment Agreement - C. M. Brennan III

  The Company  and  Charles  M. Brennan  III  entered  into  an  employment agreement effective  January  1,  1998 (the  "Brennan  Agreement")  which replaced a  prior agreement  between the  Company and  Mr. Brennan  which expired December 31, 1996.  The initial term of the Brennan Agreement was from January 1, 1998 through December 31, 1998 and the agreement provides that it will renew automatically for successive one-year terms thereafter
  unless terminated in  accordance with the  terms of the  agreement.   The
  Brennan Agreement provides that the Company  shall employ Mr. Brennan  as
  Chairman and Chief Executive Officer at  a base compensation per year  of
  not less  than $312,500.   The  Agreement provides  that Mr.  Brennan  is
  entitled to receive an  incentive bonus in accordance  with the terms  of any incentive compensation plan which may exist from time to time  during the term of the Brennan Agreement.

  The  Brennan  Agreement  further  provides  that,  upon  termination   of
  employment  for  certain  defined  reasons  set  forth  in  the   Brennan
  Agreement, Mr. Brennan (or  his estate) will receive  an amount equal  to from one to two times his annual base salary plus an amount equal to from one to two times his annual  incentive amount determined on the basis  of the Company having achieved 100% of its financial goals.  The amounts  of these payments are determined based upon  the reason for the  termination
  of Mr.  Brennan's  employment.    In  addition,  all  stock  options  and
  restricted stock grants to Mr. Brennan shall become fully vested and  the amount of remaining indebtedness, if any,  of Mr. Brennan to the  Company described  under  the  heading  "Indebtedness  of  Management"  shall  be forgiven.


  Indebtedness of Management

  During 1991, the Board  of Directors granted to  Mr. Brennan, in lieu  of any retirement benefit generally not available to all salaried employees, a stock  option to  purchase  50,000 shares  of  Common Stock  under  the
  Company's 1990 Stock Option Plan (the "Brennan Option") and the Board  of
  Directors provided Mr. Brennan a cash grant of $731,500 restricted in its use to  the  exercise  of  the  Brennan Option  under  the  terms  of  an
  employment agreement  between  the  Company and  Mr.  Brennan.    At  the
  expiration of its term the employment  agreement was replaced with a  new agreement.  (See Employment  Agreement _ C.M. Brennan  III.)  As part  of the employment  agreement, the  Company agreed  to lend  $680,000 to  Mr.
  Brennan and to provide him a cash grant of $51,500 upon his execution  of the agreement.  Mr. Brennan used the proceeds of the loan and the $51,500 to return to the Company the $731,500 previously received by him and used for the exercise of the stock option.  The loan of $680,000 is  evidenced by a  promissory note  delivered to  the Company  by Mr.  Brennan and  is payable in equal installments  of $68,000 (plus  interest thereon at  the applicable Federal rate  under Section  1274(d) of  the Internal  Revenue
  Code of 1986) on December 31 of each year commencing on December 31, 1992 and thereafter through December 31, 2001. The promissory note is  secured
  by shares  of  Common  Stock.   As  of  January 1,  1999,  the  remaining
  principal on the note was $272,000.  The Brennan Agreement provides  that
  Mr. Brennan is entitled to receive,  on December 31 on each year  covered by the Brennan Agreement and its predecessor agreements, a payment in  an amount equal to  the principal and  interest payment due  to the  Company from Mr.  Brennan for  such years  under the  above described  promissory note.  The Brennan  Agreement provides that, in  the event Mr.  Brennan's employment terminates as a result of his death or disability, the Company will forgive  all  remaining  unpaid principal  and  interest  under  the promissory note described above.

                    REPORT OF THE COMPENSATION COMMITTEE

  In 1994, the Board of Directors established a Compensation Committee (the
  "Committee") which consists of Mr. Thomas  (Chairman), Mr. Brown and  Mr.
  Bulley.   The  Committee reviews  overall  compensation programs  of  the
  Company  and  administers the Company's  management incentive plan (MIP).
  The Compensation  Committee  also  sets the  compensation  of  the  Chief
  Executive Officer and the other named executive officers of the  Company.
  The  purpose of the overall compensation program is to attract and incent key management personnel.  The Board also established a committee of non-
  employee  directors  to  administer   the  Company's  stock  option   and
  restricted stock plans.   This Committee consists of  Mr. Thomas and  Mr.
  Bulley.   The  principal components  of  the compensation  of  the  Chief
  Executive Officer and the other named executive officers are base salary, short term  incentive  awards under  the  Company's MIP,  and  long  term incentives under the Company's stock option and restricted stock plans.

  The Committee bases  its decisions  regarding compensation  of the  Chief
  Executive Officer on  the philosophy that  a significant  portion of  his compensation must be determined by the performance of the Company against
  its business plan.   It believes generally that  base salaries should  be
  competitive within  the  industries in  which  the Company  conducts  its business and  should be  within  the range  of  mean and  mid-points  for comparable positions  as  determined  by  various  industry  compensation analysts and studies.  In addition, incentive compensation awards,  stock options and restricted stock grants  should provide an opportunity  based upon performance  for  the  Chief  Executive  Officer,  the  other  named executive officers and other key management personnel to earn  additional compensation which would  place them in  the upper  half of  compensation ranges for comparable positions as set forth in such studies.

  The MIP, adopted  by the Board  of Directors in  1995, provides that  the
  Chief Executive Officer, the other named executive officers, and  certain other key  management  personnel  are eligible  for  an  award  for  each calendar year in which the Company  achieves at least 75% of its  planned
  earnings  per  share  goal  for  the  year.    This  minimum  performance
  requirement may be amended, from time to time, by the Board of Directors.
  Awards  may  be granted  to  all, some,  or  none of  the  aforementioned eligible participants and may vary from  10% to 115% of the  individual's base salary.  The amount of the award for the Chief Executive Officer  is determined by the  Committee based upon  an evaluation  of the  Company's performance  against  its  business  plan  and  the  Committee's  overall
  evaluation  of  the   Chief  Executive   Officer's  performance   against
  objectives.   In addition  to the  evaluation  of the  Company's  overall performance against plan, the  amount of the awards  for the other  named executive officers who  are responsible  for divisions  of the  Company's operations are determined by  the Committee based  upon an evaluation  of each such  executive officer's  division's  performance compared  to  its business plan  revenues,  contract  margins  and  operating  income.  The

  Committee also considers in its determination of awards, (i) the evaluation of performance against certain other specific goals, such as safety, an element of which is measured by a reduction in lost time accidents, established at the time the business plans for the year are finalized, and (ii) the evaluation of the executive officer's overall performance in his position. Awards for executive officers who are not responsible for division operations are determined by the Committee based upon the Company's overall financial performance against its business plan in the same manner as for the Chief Executive Officer and an evaluation of such executive officer's overall performance in his or her position, considering the responsibilities of such executive officer.
  The Board of Directors may grant discretionary awards notwithstanding the terms of the MIP. Awards to the named executive officers under the MIP for 1996, 1997, and 1998 are set forth in the Summary Compensation
  Table.

  The Company utilizes stock option and  restricted stock grants as  longer
  term compensation  vehicles.   The  Committee believes  that  significant
  linkage between  the compensation  of the  Chief Executive  Officer,  the
  named  executive   officers  and   key  management   personnel  and   the
  maximization of stockholder wealth through  appreciation in the value  of
  Common Stock is created  through the use of  stock option and  restricted stock grants.  Options are generally  priced at the fair market value  of the underlying stock on the date of the grant and vest incrementally over
  four to  five  years.    Restricted  stock  grants  vest  on  a  schedule
  determined by the Committee.  In 1998, options to purchase 145,000 shares of Common Stock  were granted to  the named executive  officers of  which
  50,000 were granted  to Mr. Brennan.  The stock options  granted in  1998 vest in 25% increments beginning one year from the date of grant.  During
  1998,  restricted  stock  grants  totaled  62,500  shares  to  the  named
  executive officers, of  which 25,000 were  granted to Mr.  Brennan.   The
  restrictions lapse seven  years from the  date of grant.   The  Committee
  believes the  incremental vesting  of options  and extended  periods  for restrictions to lapse on grants of restricted stock provide a longer term incentive to  its executive  officers  thereby providing  a  compensation vehicle by which to retain successful managers.


  Compensation Committee


  Bide L. Thomas, Chairman
  William G. Brown
  Allan E. Bulley, Jr.



       Performance Graph

             COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN AMONG
           MYR GROUP INC., THE NYSE MARKET INDEX AND THE DOW JONES
                   HEAVY CONSTRUCTION INDUSTRY GROUP INDEX


                             [Graph Appears Here]



       Company               1993    1994    1995    1996    1997    1998
       -------               ----    ----    ----    ----    ----    ----
       MYR Group, Inc.        100  103.27  140.09  175.09  296.97  268.91
       DJHCI Index            100   78.67   84.13   89.17   73.76   68.91
       NYSE Market Index      100   98.06  127.15  153.16  201.50  239.77


  The above graph compares the performance of MYR Group Inc. with that of the New York Stock Exchange Market Index and the Dow Jones Heavy Construction Industry Group Index (DJHCI) which is a published industry index. The companies which comprise the Dow Jones Heavy Construction Industry Group are: Abrams Industries, Inc.; Ameron International Corp.; Astec Industries; BFC Construction Corp.; Bufete Industrial; Cal Dive International, Inc.; Chicago Bridge & Iron, NV; Devcon International Corp.; Dycom Industries Inc.; Emcor Group Inc.; Empresas ICA Sociedad; Fluor Corporation; Foster Wheeler Corporation; Gencor Industries Inc.; Gibbs Construction, Inc.; Goldfield Corporation; Graham Corporation; Granite Construction Inc.; Grupo Mex Desarrollo B; Grupo Mex Desarrollo L.; Grupo Tribasa AS DE CV; Huntway Refining Co.; Insituform East, Inc.; Insituform Technologies CL (A); Jacobs Engineering Group; Meadow Valley Corporation; Michael Baker Corp.; Morrison Knudsen Corporation; MYR Group Inc.; OLS Asia Holding Ltd. ADR; Omniamerica, Inc.; Randers Group Inc.; Rica Foods, Inc.; Robertson-CECO Corporation; Salient 3 Comm, Inc, CL A; Sawako Corporation ADR; Stone & Webster, Inc.; Thermo Ecotek Corporation; TRC Companies, Inc.; Turner Corporation; U.S.A. Bridge Construction; U.S.A. Bridge Corp.; Westower Corporation.

  The comparison of total return on investment based upon the changes in year end price plus reinvested dividends for each period is calculated assuming $100 was invested on January 1, 1994, in MYR Group Inc., the companies which comprise the NYSE Market Index and the companies which comprise the DJHCI. For the NYSE and the DJHCI comparison, the assumed investment is based upon a market weighted calculation.

  __________________
  In accordance with the rules of the Securities and Exchange Commission, the information included under the captions "Report of the Compensation Committee" and "Performance Graph" will not be deemed to be filed or to be proxy soliciting material or incorporated by reference in any prior or future filings by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

                             SECURITY OWNERSHIP


  Security Ownership of Management

  The table set forth below, including the footnotes, contains information as of March 1, 1999, concerning beneficial ownership of Common Stock by directors, named executive officers, all directors and executive officers as a group.

                                                                  Percentage
                                           Shares    Exercisable    of the
                                        Beneficially    Stock       Shares
                                           Owned       Options    Outstanding
                                           -----       -------    -----------
  Charles M. Brennan III (1)                941,221    430,558       22.2
  William G. Brown                          114,466     30,008        2.5
  Allan E. Bulley, Jr                        34,093     30,008        1.1
  John M. Harlan (2)                              0     83,015        1.4
  Bide L. Thomas                              3,333     30,008        0.6
  William S. Skibitsky (1)                   60,000     72,225        2.3
  William A. Koertner (1)                    10,000          0        0.2
  Byron D. Nelson (1)                        57,776     77,782        2.3
                                          __________  _________    ________
  All Dir. & Exec. Officers               1,220,869    753,604       30.4

  _____________________

  (1) Includes shares of restricted stock awarded to the named individuals the restrictions on which have not expired.

  (2) Includes a conversion right for 57,455 shares under the non-escrow notes described in "Relationships and Related Transactions."

  Security Ownership of Certain Beneficial Owners

  The table set forth below, including the footnotes on the following page, contains information as of December 31, 1998 concerning other principal stockholders known to the Company to own beneficially more than five percent of the Company's outstanding shares of Common Stock.

                                                                Percentage
                                                     Shares       of the
                                                  Beneficially    Shares
                                                     Owned     Outstanding
                                                     -----     -----------
  Heartland Advisors, Inc                           889,162       15.8
  790 N. Milwaukee St.
  Milwaukee  WI  53202

  T. Rowe Price Associates, Inc.                    433,333        7.7
  PO Box 89000
  Baltimore  MD  21289-1009

  FMR Corp                                          500,000        8.9
  82 Devonshire Street
  Boston  MA  02109

  Dimensional Fund Advisors Inc                     337,381        6.0
  1299 Ocean Avenue
  Santa Monica  CA  90401


  OTHER INFORMATION

  Financial Statements and Auditors

  Stockholders are referred to the Company's Annual Report on Form 10-K for the year ended December 31, 1998 for financial and other information about the Company, but the report is not incorporated in this statement and is not deemed to be a part of the proxy soliciting material.

  Ernst & Young LLP was the Company's auditor for 1998. A representative of Ernst & Young LLP will be present at the Annual Meeting. He will have the opportunity to make a statement, if he desires to do so, and will be available to respond to appropriate questions.

  Stockholder Proposals

  Proposals specified in the Company's proxy materials. Any proposal which a stockholder wishes to have considered by the Company for inclusion in the proxy materials of the Board of Directors for the 2000 annual meeting of stockholders should be sent to the Secretary of the Company in writing and must be received before December 31, 1999.

  Proposals otherwise properly brought before a meeting. Stockholders wishing to present proposals for action at a meeting of the Company's stockholders must do so in accordance with the Company's bylaws. A stockholder must give timely notice of the proposed business to the Secretary of the Company. To be timely, a stockholder's notice must be in writing, delivered to or mailed, postage prepaid, to and received by the Secretary of the Company not less than 45 days nor more than 60 days prior to the meeting, provided, however, that if less than 50 days' notice or prior public disclosure of the date of the meeting is given to stockholders, notice by the stockholder, to be timely, must be received by the Secretary not later than the close of business on the seventh day following the day on which notice of the date of the meeting was mailed or public disclosure was made. For each matter the stockholder proposes to bring before the meeting, the notice to the Secretary must include:
  (i) a brief description of the business desired to be brought before the meeting; (ii) the name and address of the stockholder proposing the business; (iii) the class and number of shares of the Company which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business.

  The Chairman of the meeting may, if the facts warrant, determine and declare that business was not properly brought before the meeting in accordance with the Company's bylaws. If the Chairman does so, the business shall not be transacted.

  Stockholder Nominations for Director

  Nominations specified in the Company's proxy materials. The Board of Directors will consider any candidate recommended by a stockholder of the Company for nomination as a director for election at the 2000 annual meeting of stockholders provided that written notice of such recommendation is received by the Secretary of the Company before December 31, 1999. The notice is required to set forth: (i) the name and address of the stockholder making the recommendation; (ii) the name, age, business address and, if known, residence address of each proposed nominee; (iii) the principal occupation or employment of each proposed nominee and other relevant biographical information concerning the proposed nominee; (iv) a detailed statement of the proposed nominee's qualifications; (v) the number of shares of stock of the Company which are beneficially owned by each proposed nominee and by the stockholder making the recommendation; (vi) a description of all arrangements or understandings between the stockholder making the recommendation and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the proposed nomination or nominations are to be made; (vii) any other information concerning the proposed nominee that must be disclosed with respect to nominees in proxy solicitations pursuant to Regulation 14A of the6Securities Exchange Act of 1934; and
  (viii) the executed consent of each proposed nominee to serve as a director of the Company if nominated and elected.

  Nominations to be made directly by a stockholder at a meeting. In accordance with the Company's bylaws, stockholders wishing to directly nominate candidates for the Board of Directors must do so in writing, delivered to or mailed, postage prepaid, to and received by the Secretary of the Company not less than 45 days or more than 60 days prior to any meeting of stockholders called for the election of directors, provided, however, that if less than 50 days' notice or prior public disclosure of the date of the meeting is given to stockholders, the nomination must be received by the Secretary not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. The notice is required to set forth: (i) the name and address of the stockholder who intends to make the nomination; (ii) the name, age, business address and, if known, residence address of each nominee;
  (iii) the principal occupation or employment of each nominee; (iv) the number of shares of stock of the Company which are beneficially owned by each nominee and by the nominating stockholder; (v) a description of all arrangements or understandings between the nominating stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made;
  (vi) any other information concerning the nominee that must be disclosed with respect to nominees in proxy solicitations pursuant to Regulation 14A of the Securities Exchange Act of 1934; and (vii) the executed consent of each nominee to serve as a director of the Company if elected.

  The Chairman of the meeting of stockholders may, if the facts warrant, determine that a nomination was not made in accordance with the proper procedures. If the Chairman does so, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded.

  BY ORDER OF THE BOARD OF DIRECTORS



  Byron D. Nelson
  Secretary


  Three Continental Towers
  1701 West Golf Road, Suite 1012
  Rolling Meadows, Illinois  60008

  PROXY                                                              PROXY
                               MYR GROUP INC.
              This Proxy is Solicited by the Board of Directors
            For the Annual Meeting of Stockholders - May 10, 1999

  The stockholder(s) of MYR Group Inc. signing and dating such signature(s) on the reverse side hereof (the "STOCKHOLDER(S)") hereby appoint Charles
  M. Brennan III, William A. Koertner and Byron D. Nelson proxies, with full authority, which may be exercised by any one or more of them, with power of substitution, to vote and act for the STOCKHOLDER(S) at the Annual Meeting of Stockholders to be held at Rupert's, Banquet Room B, 1701 West Golf Road, Rolling Meadows, IL 60008 on Monday, May 10, 1999, and at any adjournment thereof, as designated on the reverse side hereof, and in their sole discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

  [ ]  Check Here for address change            [ ]  Check here if you plan
       New Address _____________________             to attend the meeting
                   _____________________
                   _____________________



                   (Continued and to be signed on reverse side)

---------------------------------------------------------------------------

  1.    ELECTION OF TWO CLASS ONE DIRECTORS      For     Withheld
        Nominees:    William G. Brown
                     John M. Harlan

        THE BOARD OF DIRECTORS RECOMMENDS
        VOTING FOR THE ELECTION OF MR. BROWN
        AND MR. HARLAN


  2.    APPROVAL OF AMENDMENT TO THE COMPANY'S  For   Against   Abstain
        CERTIFICATE OF INCORPORATION


                                          The undersigned acknowledges
                                          receipt of the Notice of Meeting
                                          and the Proxy Statement.

                                          Dated: __________, 1999

                                          _______________________

                                          _______________________
                                                (Signatures)

                                           Please sign exactly as
                                           your name appears.  Joint
                                           owners should each sign
                                           personally.  Where
                                           applicable, indicate you
                                           official capacity or
                                           representation capacity